Exhibit 10.1
AMENDED AND RESTATED PURCHASE AGREEMENT

This Agreement is made as of this 15 day of August, 2011, by and between China YCT International Group, Inc. a Delaware corporation with its principal place of business at Gucheng Road, Sishui County, Shandong Province, China 273200 (”CYIG” or “Buyer”), LY Research Corp., a New Jersey corporation, with its registered office at 22 Sunrise Bay Boulevard, Tuckerton, New Jersey (“LY Research”) and LY. (HK) Biotech Limited, a Hong Kong corporation (“LYHK”, LY Research and LY (HK) Biotech Limited are collectively know as the “Seller”).

本合同于2011年8月15日由中国永春堂国际集团公司，一家注册地为美国德拉华州的公司，主要营业地在古城路，泗水县，山东省，中国，邮编273200（以下简称CYIG或“买方”）和LY科技公司，一家注册地为美国新泽西州，注册办公地为22 Sunrise Bay Boulevard, Tuckerton, New Jersey（以下简称”LY 科技”）和LY(香港)生物科技有限公司，一家香港公司（以下简称“LY香港”, LY科技和LY香港合称为“卖方” ）。

WHEREAS, LYHK is interested in selling US patent No. 6475531 B1, titled “Safe Botanical Drug for Treatment and Prevention of Influenza and Increasing Immune Function” (the “Patent”) and CYIG is interested in acquiring the Patent;
鉴于， LY 香港有意转让其美国专利号6475531 B1，标题为“安全性治疗和预防流感和提高免疫功能的植物药物”的专利（简称“专利”）且CYIG有意收购专利;

WHEREAS, LYHK assigned the Patent to Buyer on January 25, 2011 (the “Assignment”), but such Assignment was contingent upon the issuance of shares of common stock of Buyer, and
鉴于，LYHK于2011年1月25日将专利转让（以下简称“转让”）给买方，但转让的条件是买方发行普通股，且

WHEREAS, the parties desire to enter into a definitive agreement for the acquisition of said Patent.
鉴于各方签订最终的收购专利合同的愿望。

NOW, THEREFORE, the parties agree as follows:

特此，双方协议如下：

1.	Patent. LYHK shall sell the Patent, free and clear of all liens, encumbrances, claims and the like,
专利。 LYHK须出售专利上的可自由转让和无任何留置权，产权负担，索偿和类似限制的所有权，

2.	Consideration.
对价

(a)             In consideration for the purchase of the Patent, the Buyer issued a designee of Seller  44,254,952 shares of Buyer's common stock as of February 28, 2011;
作为购买专利的对价，买方已于2011年2月28日向卖方的指定人发行了买方的44,254,952股普通股;

(b)             As additional consideration for the purchase of the Patent, the parties agree  that: Buyer shall issue to Seller or its designee: :
作为购买专利和LYHK股份额外对价，双方同意：买方应向卖方或其指定人发行：

(i) upon the quotation of the Buyer’s common stock on the OTCBB or OTCQB, 11,063,968 shares of Buyer’s common stock; and
当买方的普通股在OTCBB或OTCQB挂牌时，11,063,968股买方公司的普通股;
(ii )upon the receipt by Buyer of a minimum of $20,000,000 in gross proceeds from a debt or equity financing, or a series of debt and/or equity financings (the “Financing”), or upon the quotation of its common stock on NASDAQ or a major stock exchange located outside of the United States,  20,546,711 shares of Buyer’s common stock.
在买方收到至少2000万美元毛所得款项总额的一个或数个债务或股权融资（以下简称“融资” ）后，或在其普通股在纳斯达克市场或其他美国境外的一家主要证券交易所挂牌报价后，向卖方发行买方的20,546,711股普通股.

Upon the issuance of all the shares of common stock under this Section 2,  Seller shall own 75,865,631 shares of Common Stock , which shares shall equal 72% of Buyer’s issued and outstanding shares of Common Stock based upon 105,327,670 shares of common stock issued and outstanding

在所有根据本款第二项的股份发放后，卖方应拥有75,865,631股普通股股份，应等于72％的买方的发行和流通的105,327,670股普通股。

(c)             Until the earlier of the closing of the Financing or two years from the date of this Agreement, in the event that Buyer issues any shares of common stock or options or warrants or rights to purchase common stock or securities convertible into common stock (other than securities issued as part of the Financing), then Seller or its designee shall be entitled to receive an amount of the identical security issued by the Buyer so that the number of shares of common stock owned by the Seller as a percentage of the Buyer’s total issued and outstanding stock (on a fully diluted basis) immediately prior to such issuance equals the percentage of the issued and outstanding stock after giving effect to such issuance, for no additional consideration.

直到融资交割或从本协议之日起二年结束间的前者时，如买家发行任何普通股股份或期权或认股权证可购买普通股或可转换成普通股的证券（除作为融资的一部分发行的证券），则卖方或者其指定人应有权无偿获得特定数额的相同的证券，以保证其在该发行前和发行生效后所持有的普通股所占买方的总发行和可流通的股份（全面摊薄的基础上）的比例是相同的。

3.	Closing.
交割

(a) Seller has delivered to the United States Patent and Trademark Office a Recording of Assignment of the Patent in the name of Buyer, on January 25, 2011
(a)卖方已于2011年1月25日交付给美国专利和商标局在买方名称下的专利转让记录。

(b) Buyer delivered to Sellers designee certificates representing 44,254,952 shares of Buyer's common stock as of February 28, 2011 (the “Closing Date”).
(b)买方于2011年2月28日（“交割日”）向卖方指定人交付代表买方的普通股44,254,952股的股权凭证。

(c) Buyer and Seller will each deliver to the other such other documents as the other party may reasonably request with respect to consummation of the transaction
(c)买方和卖方将分别向对方交付另一方当事人为了完成交易合理要求的其他文件。

4.	Seller’s Representations Seller represents and warrants to Buyer as follows:
卖方陈诺。卖方向买方陈诺并保证如下事项：
(a) Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of New Jersey. LYHK is a corporation duly incorporated, validly existing, and in good standing under the laws of Hong Kong.
(a) 卖方是一家正式注册成立，有效存续的公司，并在新泽西州的法律下记录良好， LYHK是在香港法律下正式注册成立，有效存续，并记录良好的公司

(b) Seller has full power and authority to enter into and perform this Agreement. The execution and performance of this Agreement by Seller will not (i) result in a material breach of or default under, any order, judgment, or decree or any agreement or other instrument to which Seller or the Patent may be bound or (ii) constitute a violation of any law or regulation.  The execution and performance of this Agreement by Seller have been duly authorized by all necessary corporate actions of Seller and this Agreement constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms.
(b) 卖方拥有订立和履行本协议具有充分的权力和授权。卖方执行和履行本协议将不会（i）可能导致在任何命令，判决或法令或任何约束卖方或专利的协议的重大违约的结果或（ii）构成违反任何法律或法规。卖方的执行和履行本协议已得到卖方的所有必要的公司行为的正式授权；本协议构成对卖方的有效和有约束力的，可强制执行的义务。

(c) No consent, approval or authorization of, any governmental authority is required in connection with the execution, delivery, and performance of this Agreement.
(c)执行，交付和履行本协议不需要任何政府机关的同意，批准或授权。

(d) (i) As of the date of the Assignment of the Patent, LYHK was the owner of and had good and marketable title to the Patent., free and clear of all claims, liens, and encumbrances of whatever nature.  Seller has transferred to Buyer good and marketable title to the Patent free and clear of all claims, liens, and encumbrances of whatever nature and, to Seller's knowledge, no other person or entity is infringing, violating or misappropriating the Patent. The Patent does not infringe, violate or constitute a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any intellectual property of any other person or entity. Seller has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation. (ii) Seller has no agreements regarding the Patent with any person. Seller is not obligated to pay any royalties or other compensation to any third party in respect of its ownership or use of the Patent.
(d)(i) 在专利转让日时，LYHK将是该专利的所有者，且不存在任何性质的追索权，留置权和产权负担。卖方已转移给买方所有上述资产的良好和可转让的产权，且不存在任何性质的追索权，留置权和产权负担。就卖方所知，没有其他人或实体侵权，侵犯或挪用专利。专利没有侵犯，违反或构成了挪用（或在过去侵犯，违反或构成挪用）任何其他人或实体的任何知识产权。卖方并没有收到任何书面投诉，索赔或通知，声称任何此类侵权，侵犯或盗用。(ii)卖方没有任何有关专利的协议。卖方没有就其拥有和使用知识产权，向任何第三方支付任何专利的使用费或其他报酬的义务。

5.	Buyer’s Representations Buyer represents to Seller that:
买方的陈诺。买方向卖方做出以下陈诺：

(a)  Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.
(a)   买方是在特拉华州的法律下正式注册成立的公司，有效存续和记录良好

(b) The capitalization of Buyer consists of 100,000,000 shares of voting common stock, par value $ 0.001 per share, of which 73,716,391 will be issued and outstanding at Closing, 5,000,000 preferred shares authorized and 45 shares of 12% preferred stock, par value $500, of which 45 shares will be issued and outstanding at Closing. All of the outstanding shares of Buyer's common stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer. All of such shares have been issued in compliance with applicable securities laws. There are no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire or otherwise relating to, any shares of the capital stock or other securities of Buyer; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Buyer; or (iii) contract under which Buyer is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.  Upon the occurrence of the events specified in 2(a), (b) and (c), respectively, the Seller shall own 60%, 65% and 72% of the issued and outstanding common stock of the Buyer on a fully diluted basis, excluding shares which may be issued in the Financing..  Upon the issuance of each installment of shares of common stock of the Buyer, Seller will obtain good and marketable title to all such share of common stock free and clear of all claims, liens, and encumbrances of whatever nature
(b) 买方的资本构成由有表决权的普通股100,000,000股，票面价值为每股0.001美元，其中73716391股在交割日发行和可流通，可授权发行500万的优先股和45股 12％分红的优先股，票面价值为$500美元，其中45股将在交割日发行及可流通。所有买方的可流通普通股已经获得正式授权的并有效发行，且已缴足和非课税，这些股份不受到任何回购选项或转让的限制。所有的这些股份已在符合适用的证券法律下发行。不存在：(i) 未行权的认购权，期权，认股权证或任何收购或任何与买方的资本股权和股份或其他证券有关的权利（不论是否目前可行使）;(ii) 有可能成为可转换或交换为任何买方的资本股份或其他证券的有效的证券，票据或义务;或(iii)买方有或可能有义务出卖或以其他方式发行其他证券的合同。在2(a)(b)或(c)分别指明的情况发生后，卖方应拥有全面摊薄的基础上买方的60％，65％和72％的已发行和可流通普通股， 排除在融资中发行的股份.在每次分期发行买方的普通股时，且不存在任何性质的追索权，留置权和产权负担。

(c) Buyer has full power and authority to enter into and perform this Agreement. The execution and performance of this Agreement by Buyer will not (i) result in a material breach of or default under, any order, judgment, or decree or any agreement or other instrument to which Buyer may be bound or (ii) constitute a violation of any law or regulation.  The execution and performance of this Agreement by Buyer have been duly authorized by all necessary corporate actions of Buyer and this Agreement constitutes the valid and binding obligation of Buyer enforceable against it in accordance with its terms.
(c)买方拥有订立和履行本协议具有充分的权力和授权。买方执行和履行本协议将不会（i）可能导致在任何命令，判决或法令或任何约束卖方，LY香港股份或专利的协议的重大违约的结果或（ii）构成违反任何法律或法规。买方的执行和履行本协议已得到买方的所有必要的公司行为的正式授权；本协议构成对买方的有效和有约束力的，可强制执行的义务。

(d) No consent, approval or authorization of, any governmental authority is required in connection with the execution, delivery, and performance of this Agreement.
(d)执行，交付和履行本协议不需要任何政府机关的同意，批准或授权

6.	Covenants of Seller
卖方义务

(a)   To the extent that the number of shares of common stock to be issued under this Agreement exceeds the number of authorized and unissued shares of common stock of Buyer, Buyer agrees to seek shareholder approval to authorize an increase in the number of authorized shares of common stock or to authorize a reverse split on terms to be determined by the Board of Directors so as to permit such issuance.
(a) 如根据本协定发行的普通股的数量超过了买方的已授权及未发行普通股的数量，买方同意寻求，增加授权普通股股数，或股东批准授权进行由董事会拟定的条款下的反向分割，以完成有关发行。

(b)  Buyer covenants that it will become compliant and remain compliant with the reporting requirements under the Securities Exchange Act of 1934 and all regulations promulgated thereunder and will use its best efforts to comply with all listing criteria of NASDAQ or such other exchange as the common stock may be listed upon.
(b) 买方同意，它会成遵守，并保持遵守“1934年证券交易法”和所有法规下的报告要求，将尽其最大努力遵守纳斯达克或其他普通股挂牌的交易所的上市标准。

7.	Notice.	Any notice to be provided hereunder shall be given by certified mail, facsimile or overnight carrier to the respective parties at the addresses first set forth above.
通知。下文所固定的任何通知应通过挂号信邮件，传真或隔夜快递，的形式发送给相关合同方上述的地址。

8.	Entire Agreement.
This Agreement executed between the parties as of the date hereof) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and oral undertakings, if any, with respect to the matters covered hereby.

协议的全部内容。在本日由双方签署的本协议构成双方间就此合同标的的全部合同内容，并取代所有先前的有关合同标的和所涉及事项的各方之间达成的全部协议和口头承诺。

9.
Miscellaneous. This Agreement may not be changed, modified or amended except by writing signed by both parties hereto.  This Agreement shall be binding upon and inure to the benefit of the successors, affiliates and assigns of the parties.  This Agreement shall be governed by the laws of the State of New York without regard to conflicts of laws.  In the event of conflict, the parties consent to the jurisdiction and venue of the courts of the State of New York.

杂项。除双方书面签字认可外，本合同不得被改变，修改或修订。本协议应具有约束力，并衍生至各方的继承人，关联方和受转让人。本协议应受排除冲突法的纽约州法律管辖。在法律冲突时，各方同意纽约州法院的管辖权和地点。

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first written above.

以昭信守，各方特签字如下。

SELLER:卖方

L. Y.Research Corporation

By:	/s/ Yaguang Liu
Yaguang Liu
Title:	Chief Executive Officer

L.Y. (HK) Biotech Limited

By:	/s/ Yaguang Liu
Yaguang Liu

BUYER: 买方

China YCT International Group, Inc.

By:	/s/ Tinghe Yan
Tinghe Yan
Title:	Chief Executive Officer